                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Historical Financial Information" and "Experts" and to the use of our reports dated December 3, 1993, with respect to the consolidated financial statements of EPIC Holdings, Inc. and subsidiaries and EPIC Healthcare Group, Inc. and subsidiaries included in the Registration Statement (Form S-3) and related Prospectus of Healthtrust, Inc. -- The Hospital Company for the registration of $200,000,000 Subordinated Notes.

                                          Ernst & Young

Dallas, Texas
February 23, 1994